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                          REGISTRATION RIGHTS AGREEMENT


                                 BY AND BETWEEN





                              NICE SYSTEMS LIMITED


                                       AND


                                    THALES SA



                          DATED AS OF NOVEMBER 2, 2002










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                          REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement"), dated as of November 2, 2002, is entered into by and between Nice Systems Limited of 8 Hapnina Street, Ra'anana 43107, Israel, a corporation organized under the laws of Israel (the "Company") and Thales SA of 173 Boulevard Haussmann, Paris, France (75008), a company organized under the laws of France (the "Initial Holder").

                                    RECITALS

WHEREAS, the Initial Holder and the Company have entered into a Sale and Purchase Agreement, dated 30 July, 2002 (the "Sale and Purchase Agreement") pursuant to which the Company has agreed to purchase from the Initial Holder certain securities and other assets of the Initial Holder described therein for the consideration described therein;

WHEREAS, pursuant to the terms of the Sale and Purchase Agreement, the Company will issue or cause to be issued 2,187,500 American Depository Shares of the Company ("ADSs"), each representing one Ordinary Share, par value 1.00 New Israeli Shekel per share, of the Company (each, an "Ordinary Share") to the Initial Holder;

WHEREAS, pursuant to the terms of the Sale and Purchase Agreement, the ADSs and Ordinary Shares issued to the Initial Holder are subject to certain restrictions on transfer pursuant to (A) Schedule 11 to the Sale and Purchase Agreement, including prohibitions on any transfers within the first year following their issuance, limitations on transfers in subsequent periods, and limitations on the manner of sale (including pricing) of ADSs and any American Depositary Receipts representing ADSs ("ADRs"), and (B) US and Israeli securities laws;

WHEREAS, pursuant to the terms of the Sale and Purchase Agreement, the Company has agreed to eliminate certain of the restrictions under US and Israeli securities laws by entering into this Agreement to provide the Initial Holder with registration rights with respect to the ADSs and Ordinary Shares issued to the Initial Holder pursuant to the terms of the Sale and Purchase Agreement; and

WHEREAS, the Company and the Initial Holder desire to enter into this Registration Rights Agreement to provide for such registration rights on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.      CERTAIN DEFINITIONS.

        As used in this Agreement, the following terms shall have the meanings ascribed to them below:

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        1.1.    "AFFILIATE" shall have the meaning given to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

        1.2.    "COMMISSION": the Securities and Exchange Commission.

        1.3.    "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended.

        1.4. "HOLDER" or "HOLDERS": the Initial Holder for so long as it shall hold Registrable Securities and any transferee of Registrable Securities to whom the Initial Holder shall assign or transfer any rights hereunder, PROVIDED that such transferee has agreed in writing to be bound by this Agreement and the transfer restrictions set forth in Schedule 11 to the Sale and Purchase Agreement in respect of such Registrable Securities.

        1.5. "PERSON": any natural person, corporation, partnership, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

        1.6. "REGISTRABLE SECURITIES": the ADSs issued to the Holder pursuant to the terms of the Sale and Purchase Agreement and the Ordinary Shares underlying such ADSs. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (ii) such securities are eligible to be sold or distributed pursuant to Rule 144 (or any successor provision) under the Securities Act within any consecutive three month period (including, without limitation, pursuant to Rule 144(k)) without volume limitations.

        1.7.    "SECURITIES ACT": the Securities Act of 1933, as amended.

2.      REGISTRATION RIGHTS.

        2.1.    SHELF REGISTRATION STATEMENT

                (a) OBLIGATION TO FILE AND MAINTAIN. Subject to the prior receipt by the Company of the audited financial statements, auditors' report and current accountants' consent required by Section 10.6 of the Sale and Purchase Agreement, the Company agrees to prepare and, within two hundred seventy (270) days following the Completion Date (as defined in the Sale and Purchase Agreement) and in any event not later than June 30, 2003 (or, if later, the date that the Company's report on Form 20-F is required to be filed with the Commission), to file with the Commission, one (1) registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, covering all of the Registrable Securities held by the Holders (such registration, the "SHELF REGISTRATION STATEMENT"). The Shelf Registration Statement shall be on Form F-3 under the Securities Act or another appropriate form selected by the Company (and reasonably acceptable to the participating Holders) permitting registration of such Registrable Securities for resale by the

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        participating Holders in the manner or manners reasonably designated by them (not including underwritten offerings). The Company shall use its reasonable commercial best efforts to cause the Shelf Registration Statement to be declared effective by the Commission pursuant to the Securities Act no later than the one year anniversary of the Completion Date, and to keep the Shelf Registration Statement continuously effective under the Securities Act until the later of (i) the third anniversary of the Completion Date or (ii) the date on which all of such securities are eligible to be sold or distributed pursuant to Rule 144 (or any successor provision) under the Securities Act within any consecutive three month period (including, without limitation, pursuant to Rule 144(k)) without volume limitations (such period, the "EFFECTIVENESS PERIOD"); PROVIDED, that the Effectiveness Period shall be extended by that number of days which is equal to the aggregate number of days that the selling Holders are required to suspend use of the Shelf Registration Statement pursuant to actions or events described in Section 3 of this Agreement.

                (b) SELLING SECURITYHOLDER INFORMATION. The Company may require each participating Holder to furnish to the Company such information regarding the Holder and the distribution of the Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within twenty (20) business days after delivery of such request by the Company. Each Holder agrees to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

                (c) The Company represents and warrants that it currently meets the requirements for use of Form F-3 for registration of the public resale of the Registrable Securities and has no knowledge of any facts which would cause the Company to fail to meet such requirements. In the event that after the Completion Date Form F-3 is not available for the registration of the public resale of Registrable Securities pursuant to the terms herein, the Company shall use reasonable efforts to (i) register the public resale of the Registrable Securities on another appropriate short form, reasonably acceptable to the Holders, and (ii) undertake to register the Registrable Securities on Form F-3 as soon as such form is available; PROVIDED, that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form F-3 covering the Registrable Securities has been declared effective; PROVIDED, further that the combined effectiveness period of all Shelf Registration Statements covering the Registrable Securities shall not be longer than the Effectiveness Period.

        2.2.    REGISTRATION PROCEDURES.

        In connection with the preparation and filing of the Shelf Registration Statement, the Company shall, as expeditiously as practicable:

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        (a)     prepare and file with the Commission a registration statement on
Form F-3 under the Securities Act or another appropriate form selected by the Company (and reasonably acceptable to the participating Holders) for the disposition of the Registrable Securities of the Holders, which shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and the Company shall use its best efforts to cause such registration statement to become and remain effective (PROVIDED, HOWEVER, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Holders of a majority of the Registrable Securities included in such registration) copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel;

        (b) prepare and file with the Commission such pre- and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the expiration of the Effectiveness Period and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

        (c) furnish, without charge, to each seller of such Registrable Securities such number of copies of such registration statement, each pre- and post-effective amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws and the provisions of this Agreement of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

        (d) use its reasonable commercial best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (e), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

        (e) promptly notify each Holder selling Registrable Securities covered by such registration statement: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the

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registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective (with such notification by fax or email on the same day as such filing or effectiveness); (ii) of any request by the Commission or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;
(iv) of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and, if the notification relates to an event described in clause (v), the Company shall (A) promptly, and in any event within ten (10) business days, prepare and file with the Commission a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading and (B) promptly furnish to each such seller a reasonable number of copies of such supplemented or amended prospectus. In the event the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus;

        (f) comply with all applicable rules and regulations of the Commission;

        (g) (i) cause all such Registrable Securities covered by such registration statement to be listed on the principal US securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, use its best efforts to cause all such Registrable Securities to be listed on a national securities exchange or, failing that, secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, secure NASDAQ authorization for such securities and, without limiting the generality of the foregoing, take all reasonable commercial actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the registration of at least two market makers as such with respect to such securities with the National Association of Securities Dealers, Inc. (the "NASD");

        (h) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

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        (i)     deliver promptly to each Holder participating in the offering copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, and by any attorney, accountant or other agent retained by any such seller, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, attorney, accountant or agent in connection with such registration statement;

        (j) use its reasonable commercial best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

        (k) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

        (l) furnish to each Holder participating in the offering, without charge, at least one signed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

        (m) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the instructions of the selling holders of Registrable Securities at least three business days prior to any sale of Registrable Securities; and

        (n) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

        The Company may require as a condition precedent to the Company's obligations under this Section 2.2 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request, provided that such information shall be used only in connection with such registration.

        Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.2, such Holder will discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph
(e) of this Section 2.2 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's

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possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.2.

        If any such registration statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

        2.3.    REGISTRATION EXPENSES.

        (a) "EXPENSES" shall mean any and all fees and expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation: (i) Commission, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities in NASDAQ, (ii) fees and expenses incurred in complying with United States or Israeli securities or state blue sky laws, (iii) printing expenses,
(iv) messenger and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the Company,
(vii) fees associated with the issuance of the Company's American Depository Shares, evidenced by ADRs issued pursuant to the Deposit Agreement, dated as of January 24, 1996, by and among the Bank of New York, as depositary, the Company and holders of American Depositary Receipts (the "ADR FACILITY"), and (viii) fees and expenses, if any, relating to the maintenance, administration or amendment of the depository facility for the ADSs in connection with the sale of any Registration Securities (collectively, "EXPENSES").

        (b) The Company shall pay all Expenses with respect to the registration contemplated by this Agreement whether or not such registration becomes effective or remains effective for the period contemplated by Section 2.1.

        (c)     Notwithstanding the foregoing, (x) the provisions of this
Section 2.3 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made and (y) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all transfer taxes, if any, attributable to the Registrable Securities included in the offering by such Holder and (z) the Company shall, in the case of all registrations under this Agreement, be responsible for all its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

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        2.4.    NO REQUIRED SALE.

        Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

        2.5.    INDEMNIFICATION.

        (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, employees and stockholders thereof), and each other Person, if any, who controls such seller within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("CLAIMS") and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein; and PROVIDED, FURTHER, that in no event shall the Company indemnify, or be deemed to indemnify, any such Person in connection with any actions taken by such Person in his or her capacity as a director of the Company to the extent that such indemnification is not permitted by applicable law. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

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        (b)     Each Holder of Registrable Securities that are included in the securities as to which any registration under this Agreement is being effected shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.5) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; PROVIDED, HOWEVER, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 2.5(b) and Sections 2.5(c) and (e) shall in no case be greater than the amount of the net proceeds received by such person upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

        (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

        (d) Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.5, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.5, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the

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indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.5(a), (b) or
(c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.5(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.5(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.5(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.5(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made pursuant to Sections 2.5(b) and (c).

        (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

        (g)     The indemnification and contribution required by this Section
2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

3.      "MARKET STAND-OFF" AGREEMENT/BLACK-OUT PERIODS.

        (a) During the Effectiveness Period, each Holder that, at any time within twenty (20) trading days prior to the effectiveness of the registration statement referred to below, owns 5% or more of the Company's issued and outstanding equity securities, if requested by the Company and the managing underwriter, shall agree that, during the period of ninety (90) days (or such lesser time period as is agreed to by all officers and directors of the Company and all holders of 5% or more of the Company's issued and outstanding equity securities) following the effective date of a registration statement of the Company filed under the Securities Act in connection with an underwritten offering, it shall not sell or otherwise transfer or dispose of (other than to donees or partners who agree to be similarly bound) any ADSs or Ordinary Shares of the Company held by it except any ADSs or Ordinary Shares of such Holder included in such registration; PROVIDED, HOWEVER, that any Holder that holds less than 5% of the Company's issued and outstanding equity securities for each of the twenty (20) trading days prior to the effectiveness of such registration statement may, commencing on the thirty-first (31st) day after the effective date of the registration statement, sell ADSs or Ordinary Shares representing up to the greater of (x) 1% of the Company's then issued and outstanding equity securities or (y) the average weekly trading volume of the Company's equity securities during the four week period ending on the effective date of the registration statement; and PROVIDED, FURTHER, that:

                (i) the foregoing agreement by the Holder shall be in writing in a form reasonably satisfactory to the Holder;

                (ii) such agreement shall be applicable only to a registration statement initiated by the Company which covers ADSs or Ordinary Shares to be sold on its behalf to the public in a firmly committed underwritten offering; and

                (iii) all officers and directors of the Company and all holders of 5% or more of the Company's issued and outstanding equity securities enter into similar agreements.

        (b) Notwithstanding anything herein to the contrary, the Company shall be entitled to postpone or suspend (but not for a period exceeding 60 days or until the Company notifies the Holders of the termination of any black-out period) the filing or effectiveness of a registration statement otherwise required to be prepared and filed by it pursuant to Section
2.1 or require the Holders not to sell under the Shelf Registration Statement as provided for under Section 2.1 if the Company determines, in its good faith judgment, or if the managing underwriter for any underwritten offering advises the Company in writing, that such registration and offering, continued effectiveness or sale would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement (a "VALID BUSINESS REASON BLACK-OUT PERIOD"), PROVIDED, HOWEVER, that (A) the Holders shall not be prohibited from selling ADSs or Ordinary Shares pursuant to the Shelf Registration Statement for 120 days after the Shelf Registration Statement is declared effective by the Commission, (B) the aggregate number of days included in all Valid Business Reason Blackout Periods during any consecutive six (6) months shall not exceed sixty (60) days and (C) there shall not be more than four (4) Valid Business Reason Black-Out Periods during any consecutive twelve (12) month period. The Company shall not be entitled to initiate a Valid Business Reason Black-Out Period unless it shall (i) to the extent permitted or required by agreements with other security holders of the Company, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders during such Valid Business Reason Blackout Period and (ii) concurrently prohibit purchases and sales in the open market by directors and executive officers of the Company during such Valid Business Reason Blackout Period.

        (c) Each Holder further acknowledges and agrees that such Holder may have access to confidential information that constitutes material non-public information regarding the Company for purposes of the securities laws of the United States, and that such laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

4.      GENERAL.

        4.1.    ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES.

        The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares or any change in the number of Ordinary Shares represented by each ADS unless and until the Company has filed a registration statement with the Commission (or duly amended an existing effective registration statement), such that, after giving effect to such combination, subdivision or change, there shall be a sufficient number of registered ADSs to represent all Ordinary Shares underlying Registrable Securities held by all of the Holders pursuant to this Agreement.

        4.2.    MERGERS, ETC.

        The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and thereafter references hereunder to "Registrable Securities" shall be deemed to be references to the securities that the Holders of the Registrable Securities receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; PROVIDED, HOWEVER, that the provisions of this Agreement shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all Holders of Registrable Securities are entitled to receive in exchange for their Registrable Securities consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation that may be immediately sold to the public without registration under the Securities Act or (iii) securities of the acquiring corporation that the acquiring corporation has agreed to register within 90 days of the completion of the transaction for resale to the public pursuant to the Securities Act.

        4.3.    RULE 144.

        For so long as any Holder holds Registrable Securities and the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Company covenants that it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or
(ii) any similar rule or regulation hereafter adopted by the Commission.

        4.4.    NOMINEES FOR BENEFICIAL OWNERS.

        If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of Ordinary Shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement); provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

        4.5.    AMENDMENTS AND WAIVERS.

        This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

        4.6.    NOTICES.

        Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and delivered personally, by telecopy (with confirmation sent within three business days by overnight courier) or by overnight courier, addressed to such party at the address set forth below:

                (i)     if to the Company, to:

                        Nice Systems Limited
                        8 Hapnina Street
                        Ra'anana 43107
                        Israel

                        with a copy to:

                        Brown Raysman Millstein Felder & Steiner LLP
                        900 Third Avenue
                        New York, NY 10022
                        Telecopy: (212) 895-2900
                        Attn: David M. Warburg, Esq.

                (ii)    if to the Initial Holder, to:

                        Thales SA
                        173 Boulevard Haussmann
                        Paris
                        France (75008)

                        with a copy to:

                        Fried, Frank, Harris, Shriver & Jacobson
                        Suite 800
                        1001 Pennsylvania Ave., NW
                        Washington, DC  20004
                        Telecopy: (202) 639-7004
                        Attn: Andrew P. Varney, Esq.

        Each Holder, by written notice given to the Company in accordance with this Section 4.6 may change the address to which such notice or other communications are to be sent to such Holder. All such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered by hand, on the fifth day after the mailing thereof, if mailed, on the next day after the sending thereof, if by overnight courier, when answered back if telexed and when receipt is acknowledged, if telecopied.

        4.7.    MISCELLANEOUS.

                (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of the parties hereto, whether so expressed or not. No Person other than a Holder shall be entitled to any benefits under this Agreement, except as otherwise expressly provided herein. This Agreement and the rights of the parties hereunder may be assigned by any of the parties hereto to any transferee of Registrable Securities, provided that such transferee agrees in writing to be bound by this Agreement and the transfer restrictions set forth in Schedule 11 to the Sale and Purchase Agreement in respect of such Registrable Securities.

                (b) This Agreement (with the documents referred to herein or delivered pursuant hereto) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

                (c) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof.

                (d) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All Section references are to this Agreement unless otherwise expressly provided.

                (e) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                (f) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

                (g) It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                (h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        4.8. NO INCONSISTENT AGREEMENTS; SECURITIES REMAIN SUBJECT TO OTHER CONTRACTUAL RESTRICTIONS.

        Neither the Company nor any Holder has, prior to the date of this Agreement entered into, or will, on or after the date of this Agreement enter into, any agreement with respect to its securities which is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof. Notwithstanding this Agreement and the effectiveness of any Shelf Registration Statement, the Holder acknowledges that pursuant to the terms of the Sale and Purchase Agreement, the ADSs and Ordinary Shares issued to the Holder are subject to certain restrictions on transfer pursuant to
Schedule 11 to the Sale and Purchase Agreement, including prohibitions on any transfers within the first year following their issuance, limitations on transfers in subsequent periods, and limitations on the manner of sale (including pricing) of ADSs and any American Depositary Receipts representing ADSs, and that such restrictions shall apply, in accordance with the terms of the Sale and Purchase Agreement to sales or other transfers proposed to be effected pursuant to any Shelf Registration Statement.



        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                            NICE SYSTEMS LIMITED


                                            By: /s/ Lauri HAnover
                                            Name: Lauri Hanover
                                            Title: Chief Financial Officer


                                            THALES SA


                                            By: /s/ John Hughes
                                            Name: John Hughes
                                            Title: Executive Vice President